UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026

SS&C TECHNOLOGIES HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On November 6, 2026, SS&C Technologies Holdings, Inc. (the “Company”) completed its previously announced upsized private offering (the “Offering”) of $1,200,000,000 aggregate principal amount of 2.75% Convertible Senior Notes due 2031 (the “Notes”), including $150,000,000 aggregate principal amount of Notes pursuant to the exercise in full of the initial purchasers’ option to purchase additional Notes. The Notes were issued pursuant to an indenture, dated November 6, 2026 (the “Indenture”), among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee.

The Notes are senior unsecured obligations of the Company and will mature on December 1, 2031, unless earlier converted, redeemed or repurchased. The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by SS&C Technologies, Inc., a wholly owned subsidiary of the Company, and each of the Company’s wholly owned domestic subsidiaries that guarantees SS&C Technologies, Inc.’s 6.500% Senior Notes due 2032 or certain qualified refinancings thereof. The Notes will bear cash interest at a rate of 2.75% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2027. Holders may convert all or any portion of their Notes at their option at any time prior to the close of business on the business day immediately preceding September 1, 2031 only under the following circumstances: (1) during any fiscal quarter of the Company commencing after the Company’s fiscal quarter ending on December 31, 2026 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.01 per share (the “common stock”) for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 150% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the common stock and the conversion rate on each such trading day; (3) if the Company calls such Notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date, but only with respect to the Notes called (or deemed called, in the case of an optional redemption (as defined below)) for redemption; or (4) upon the occurrence of specified corporate events as set forth in the Indenture. On or after September 1, 2031, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 10.0540 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $99.46 per share of common stock). The initial conversion price of the Notes represents a premium of approximately 25.0% over the last reported sale price of $79.57 per share of the common stock on the Nasdaq Global Select Market on November 4, 2026. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date of the Notes or if the Company delivers a notice of redemption, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event or convert its Notes called (or deemed called, in the case of an optional redemption) for redemption during the related redemption period (as set forth in the Indenture), as the case may be.

The Company may not redeem the Notes prior to December 5, 2029, except in the event of a cleanup redemption (as defined below). The Company may redeem for cash all or any portion of the Notes (subject to the partial redemption limitation described below), at its option, on a redemption date on or after December 5, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of the common stock has been at least 130% of the conversion price for the Notes then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides the related notice of redemption (such redemption, an “optional redemption”). If the Company elects to redeem less than all of the outstanding Notes in an optional redemption, at least $100,000,000 aggregate principal amount of Notes must be outstanding and not subject to such optional redemption as of, and after giving effect to, delivery of the relevant notice of redemption (such limitation, the “partial redemption limitation”). In addition, subject to certain conditions described in the Indenture, the Company may redeem for cash all, but not less than all, of the Notes at any time prior to the 31st scheduled trading day immediately preceding the maturity date, if the aggregate principal amount of the Notes that remains outstanding as of the date the Company sends the related notice of redemption is less than $100,000,000 (such redemption, a “cleanup redemption”). The redemption price for any optional redemption or cleanup redemption will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the relevant redemption date. No sinking fund is provided for the Notes.

If the Company undergoes a “fundamental change” (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default. The following events are considered “events of default” under the Indenture:

•
default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;
•
default in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon cleanup redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
•
failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for five business days;
•
failure by the Company to give (i) a fundamental change company notice or notice of a make-whole fundamental change, in either case when due and such failure continues for five business days, or (ii) notice of a specified corporate transaction when due and such failure continues for three business days;
•
failure by the Company or any guarantor to comply with its obligations in respect of any consolidation, merger or sale of assets;
•
failure by the Company or any guarantor to comply with any of the other agreements in the Notes or the Indenture for 60 days after receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;
•
default by the Company, any guarantor or any of the Company’s significant subsidiaries (as defined in the Indenture) that is not a guarantor with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed with a principal amount in excess of $400,000,000 (or its foreign currency equivalent) in the aggregate of the Company, any guarantor and/or any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created, (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days after written notice to the Company by the trustee or to the Company and the trustee by holders of at least 25% in aggregate principal amount of the Notes then outstanding in accordance with the Indenture;
•
certain events of bankruptcy, insolvency or reorganization of the Company, any guarantor or any of the Company’s significant subsidiaries that is not a guarantor; and
•
except as expressly permitted by the Indenture, including, for the avoidance of doubt, by reason of the release of such guarantee in accordance with the terms of the Indenture, any guarantee of any guarantor that is a significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) is held in any judicial proceeding to be unenforceable or invalid or otherwise ceases to be in full force and effect or any guarantor that is a significant subsidiary (or any group of subsidiaries that together would constitute a significant subsidiary) denies or disaffirms its obligations under its guarantee.

If an event of default (other than certain bankruptcy, insolvency or reorganization events with respect to the Company) occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may declare 100% of the principal of and accrued and unpaid interest, if any, on all the outstanding Notes to be due and payable. In the case of certain bankruptcy, insolvency or reorganization events with respect to the Company, 100% of the principal of and accrued and unpaid interest, if any, on the Notes will automatically become due and payable. To the extent the Company so elects, the sole remedy for an event of default relating to the Company’s failure to comply with certain reporting obligations under the Indenture will, for the first 365 days after its occurrence, consist exclusively of the right to receive additional interest.

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to another person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect wholly owned subsidiaries) (each, a “business combination event”), unless: (i) the resulting, surviving or transferee person (if not the Company) is a “qualified successor entity” (as defined in the Indenture) (such qualified successor entity, the “successor entity”) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; and (ii)

immediately after giving effect to such business combination event, no default or event of default has occurred and is continuing under the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Capped Call Transactions

On November 4, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “base capped call transactions”) with certain of the initial purchasers of the Notes or affiliates thereof and certain other financial institutions (the “option counterparties”). In addition, on November 5, 2026, in connection with the initial purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “additional capped call transactions” and, together with the base capped call transactions, the “capped call transactions”) with each of the option counterparties. The capped call transactions cover, subject to customary anti-dilution adjustments, the number of shares of common stock that initially underlie the Notes. The capped call transactions are expected generally to reduce the potential dilution to the common stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on a cap price initially equal to approximately $139.25 per share of common stock (which represents a premium of approximately 75% over the last reported sale price of the common stock of $79.57 per share on the Nasdaq Global Select Market on November 4, 2026), and is subject to customary adjustments under the terms of the capped call transactions. The capped call transactions are separate transactions, entered into by the Company with the option counterparties, and are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the capped call transactions. A copy of the form of capped call confirmation is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference (and this description is qualified in its entirety by reference to such document).

Credit Agreement Amendments

On November 6, 2026, SS&C Technologies, Inc. (the “Borrower”) entered into (i) the Incremental Joinder and Refinancing Amendment to Credit Agreement (the “TLA/RCF Amendment”), which amends its existing amended and restated credit agreement, dated as of April 16, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date of the TLA/RCF Amendment, the “TLA/RCF Amended Credit Agreement”), by and among the Borrower, the Company, Morgan Stanley Senior Funding, Inc., as the administrative agent, certain lenders party thereto and the other parties from time to time party thereto and (ii) the Incremental Joinder and Amendment to Credit Agreement (the “TLB Amendment”), which amends the TLA/RCF Amended Credit Agreement (as amended by the TLB Amendment, the “Credit Agreement”), by and among the Borrower, the Company, Morgan Stanley Senior Funding, Inc., as the administrative agent, certain lenders party thereto and the other parties from time to time party thereto. Pursuant to the TLA/RCF Amendment, the Borrower borrowed $240 million in an aggregate principal amount of additional Term A-9 Loans (as defined in the Credit Agreement) (the “Incremental Term A-9 Loans”) and incurred additional Revolving Commitments (as defined in the Credit Agreement) in an aggregate principal amount of $400 million (the “Incremental Revolver Upsize”). Pursuant to the TLB Amendment, the Borrower borrowed $750 million in an aggregate principal amount of additional Term B-8 Loans (as defined in the Credit Agreement) (the “Incremental Term B-8 Loans”).

Pursuant to the TLA/RCF Amendment, the maturity date of the Term A-9 Loans (including the Incremental Term A-9 Loans) and the Revolving Facility (as defined in the Credit Agreement) (including the Incremental Revolver Upsize) was each extended to the earlier of November 6, 2031 (the “Term A-9 and Revolver Maturity Date”) or 91 days prior to the maturity of the Term B-8 Loans, if more than $250 million in an aggregate principal amount of Term B-8 Loans remain outstanding on the 91st day prior to such maturity. The Term A-9 Loans (including the Incremental Term A-9 Loans) will bear interest at the Borrower’s option, the Base Rate (as defined in the Credit Agreement), plus 0.50% per annum, or the Term SOFR (as defined in the Credit Agreement) rate, plus 1.50% per annum, with two leverage-based step-ups that each increase the interest rate margin by 0.25% per annum if the Company’s consolidated net leverage ratio is greater than 3.50x and 4.25x, respectively, and one leverage-based step-down that reduces the interest rate margin by 0.125% per annum if the Company’s consolidated net leverage ratio is less than or equal to 2.50x. The Term A-9 Loans (including the Incremental Term A-9 Loans) will amortize (in each case, payable in equal quarterly installments) at a rate of 2.5% per annum for the first eight fiscal quarters (commencing with the fiscal quarter ending March 31, 2027) and 5.0% per annum for each quarter thereafter until the Term A-9 and Revolver Maturity Date, upon which date the outstanding principal amount of the Term A-9 Loans (including the Incremental Term A-9 Loans) will be due. The Term A-9 Loans (including the Incremental Term A-9 Loans) and the Revolving Facility (including the Incremental Revolver Upsize) will be subject to a 5.25x consolidated net secured leverage ratio financial covenant commencing at the fiscal quarter ending September 30, 2026, which will, at the option of the Borrower, increase to 5.75x for four consecutive fiscal quarters following a material permitted acquisition, subject to terms and conditions set forth in the Credit Agreement. The terms of the Term A-9 Loans are otherwise substantially consistent with the terms of the Term B-8 Loans. The Revolving Loans (including the Incremental Revolver Upsize) will bear interest at the Borrower’s option, the Base Rate, plus 0.25% per annum, or the Term SOFR rate, plus 1.25% per annum, with one leverage-based step-up that increases the interest rate margin by 0.25% per annum if the Company’s consolidated net secured leverage ratio is greater than or equal to 2.75x.

The Incremental Term B-8 Loans will be incurred as a fungible increase to the Borrower’s existing Term B-8 Loans and on terms substantially consistent with the terms of the Borrower’s existing Term B-8 Loans, including a maturity date of May 9, 2031 and bearing interest at the Borrower’s option, the Base Rate, plus 1.00% per annum, or the Term SOFR rate, plus 2.00% per annum.

The foregoing descriptions of the TLA/RCF Amendment and TLB Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the TLA/RCF Amendment and the TLB Amendment, each of which is filed herewith as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

Proceeds

The Company’s net proceeds from the Offering, including from the sale of the additional Notes pursuant to the exercise in full of the initial purchasers’ option, were approximately $1,176.0 million, after deducting the initial purchasers’ discount but before deducting estimated offering expenses payable by the Company. The Company used $112.8 million of the net proceeds to pay the cost of the capped call transactions described above. The Company used approximately $100.0 million of the net proceeds to repurchase shares of its common stock in privately negotiated transactions effected with or through one of the initial purchasers or its affiliates concurrently with the pricing of the Notes (the “Share Repurchases”). The Company will use the remainder of the net proceeds, together with borrowings incurred under the Incremental Term A-9 Loans, the Incremental Term B-8 Loans and the Revolving Facility (as defined in the Credit Agreement), to redeem all of the $2.0 billion outstanding principal amount of the 5.500% Senior Notes due 2027 issued by SS&C Technologies, Inc., which mature on September 30, 2027, with any remaining net proceeds from the sale of the additional Notes to be used for general corporate purposes.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02

The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement dated November 4, 2026 by and among the Company, the guarantors party thereto and the representatives of the initial purchasers.

The Notes, the guarantees and the shares of common stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a registration statement for the resale of the Notes, the guarantees or any shares of common stock issuable upon conversion of the Notes.

Based on the initial conversion rate, the Notes are convertible into 12,064,800 shares of common stock and, in limited circumstances, are convertible into a maximum of 15,081,000 shares of common stock. The Notes are subject to customary anti-dilution adjustment provisions. To the extent that any shares of common stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock.

Item 8.01 Other Events.

Share Repurchases

Concurrently with the pricing of the Notes, the Company used approximately $100.0 million of the net proceeds from the Offering to repurchase approximately 1.3 million shares of its common stock in the Share Repurchases. The purchase price per share of the common stock repurchased in the Share Repurchases was equal to the last reported sale price per share of the common stock on the Nasdaq Global Select Market on November 4, 2026, which was $79.57 per share. The settlement date of the Share Repurchases was November 6, 2026.

Press Releases

On November 4, 2026, the Company issued a press release announcing the proposed Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On November 5, 2026, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “seem”, “seek”, “future”, “continue”, or “appear’ or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: the state of the economy and the financial services industry and other industries in which our clients operate, our ability to realize anticipated benefits from our acquisitions, the effect of customer consolidation on demand for our products and services, the increased focus of our business on the hedge fund industry, the variability of revenue as a result of activity in the securities markets, our ability to retain and attract clients, fluctuations in customer demand for our products and services, the intensity of competition with respect to our products and services, our exposure to litigation and other claims, terrorist activities and other catastrophic events, disruptions, attacks or failures affecting our software-enabled services, risks associated with our foreign operations, privacy concerns relating to the collection and storage of personal information, evolving regulations and increased scrutiny from regulators, our ability to protect intellectual property assets and litigation regarding intellectual property rights, delays in product development, investment decisions concerning cash balances, tax risks, risks associated with our joint ventures, changes in accounting standards, risks related to our substantial indebtedness, the market price of our stock prevailing from time to time and the potential impact they may have on our business, financial condition, and results of operations. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and in the Company's other periodic and current reports and filings with the U.S. Securities and Exchange Commission. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated as of November 6, 2026, among SS&C Technologies Holdings, Inc., the guarantors party thereto and Wilmington Trust, National Association, as Trustee.

4.2	Form of Global Note, representing SS&C Technologies Holdings, Inc.’s 2.75% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

10.1	Form of Capped Call Confirmation.

10.2	Incremental Joinder and Refinancing Amendment to Credit Agreement.

10.3	Incremental Joinder and Amendment to Credit Agreement.

99.1	Press release titled “SS&C Announces Proposed Private Placement of $1.0 Billion of Convertible Senior Notes Due 2031,” dated November 4, 2026.

99.2	Press release titled “SS&C Announces Pricing of Upsized Offering of $1.05 Billion of 2.75% Convertible Senior Notes Due 2031,” dated November 5, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: November 9, 2026	By:	/s/ Brian N. Schell
Brian N. Schell
Executive Vice President and Chief Financial Officer